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                                                                    EXHIBIT 4.23

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NO TRANSFER OR ASSIGNMENT OF THIS WARRANT OR THE SHARES ISSUABLE UPON ITS EXERCISE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACT AND LAW IN RESPECT OF SUCH TRANSFER OR ASSIGNMENT.

                             STOCK PURCHASE WARRANT

                 INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
                                  COMMON STOCK
                                 (NO PAR VALUE)

                             Dated December 17, 2003

125,000 Shares                                      Void After December 17, 2005

         This certifies that, for value received, Dollie Cole (the "Holder"), and its/his/her successors/heirs and assigns, is entitled upon the due exercise hereof at any time during the period commencing on the date hereof and terminating at 5:00 P.M. Columbia, South Carolina time on the second anniversary of the date hereof (the "Expiration Time") to purchase ONE HUNDRED TWENTY FIVE THOUSAND (125,000) shares of Common Stock, no par value, (the "Warrant Shares"), of INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC., a South Carolina corporation (hereinafter called the "Company"), such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The purchase price payable per share of Common Stock upon the exercise of this Warrant (hereinafter referred to as the "Exercise Price") shall be FORTY US Cents (US$.40) upon exercise of this Warrant during the period from the date hereof to and including the second anniversary of the date hereof, subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

         This Warrant is subject to the following terms and conditions:

         1.       Exercise or Conversion of Warrant.

                  (a) This Warrant may be exercised during the period commencing on the date hereof and ending at the Expiration Time, in whole at any time or in part from time to time, but not as to a fractional share of Common Stock. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares issuable hereunder.

                  (b) Upon delivery of this Warrant with the Notice of Exercise form annexed hereto, duly executed, together with payment of the applicable Exercise Price in cash or by check for the shares of Common Stock thereby purchased, at the principal executive offices of the Company, the registered holder of this Warrant shall be entitled to receive, and shall promptly (but in no event more than 20 days after such delivery) receive, a certificate or certificates in proper form for the shares of Common Stock so purchased.

         2. Exchange and Transfer of Warrant. This Warrant and all rights hereunder may not be sold, transferred, assigned, pledged or hypothecated, except in accordance with the prior written consent of the Company, provided that this Warrant may be transferred to an entity wholly owned or otherwise controlled by the Holder, or to one or more of the parties to whom the Company on the date hereof has granted common stock purchase warrants included in the series of warrants of which this Warrant forms a

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         Stock Purchase Warrant

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part. Notwithstanding the foregoing, the Company shall not permit or otherwise give effect to or recognize any sale, transfer, assignment, pledge or hypothecation of this Warrant or the securities issuable upon exercise of this Warrant except upon receipt by the Company of evidence satisfactory to the Company (which may include an opinion of counsel) that such sale, transfer, assignment, pledge or hypothecation is not in violation of applicable US federal and state securities laws and applicable rules and regulations of any Canadian regulatory body having jurisdiction. This Warrant is exchangeable, without expense, at the option of the holder, upon presentation and surrender hereof at the principal executive offices of the Company, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Except as limited herein, this Warrant and all rights hereunder are transferable by the holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal executive offices of the Company, together with the Assignment form attached hereto duly executed. Absent any such transfer, the Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         3. Adjustment of Exercise Price and Number of Shares Purchasable Hereunder. In case the Company shall at any time after the date of this Agreement (i) declare a dividend or make a distribution on the Common Stock in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price and the number of shares purchasable hereunder in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         4. Fractional Shares. Notwithstanding an adjustment in the number of Warrant Shares purchasable upon the exercise of the Warrant pursuant to
Section 3, the Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrant or to distribute certificates which evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the holder of the Warrant at the time such Warrant is exercised or converted, as herein provided, an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this
Section 4, the current market value of a share of Common Stock shall be the closing price of a share of Common Stock on the principal national or regional securities exchange on which the Common Stock is listed or admitted for trading, or if not so listed or admitted, the average of the highest reported bid and the lowest reported ask prices reported on The Nasdaq National Market or the over-the-counter bulletin board ("OTCBB"), as applicable, for the trading day immediately prior to the date of such exercise, or if the Common Stock is not listed on any securities exchange or on Nasdaq or on the OTCBB, as determined in good faith by the Board of Directors.

         5. Covenants of Issuer. The Company covenants and agrees that all Common Stock and, if applicable, other securities that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer to a person other than the holder of this Warrant occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and, if applicable, other securities to provide for the exercise in full of the rights represented by this Warrant.

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         Stock Purchase Warrant

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         6.       Holder's Rights. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose.

         7. Holder's Acceptance. Holder's acceptance of this Warrant and its exercise of any of its rights hereunder shall evidence that Holder considers himself/herself/itself to be a sophisticated investor in companies similarly situated to the Company, and Holder has substantial knowledge and experience in financial and business matters (including knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation) such that Holder is capable of evaluating the merits and risks of the prospective investment in the Company.

         8. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of South Carolina.

         9. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the holder hereof.

         10. Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         11. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
(i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed to the receiver as follows: If to the Company, at 1601 Shop Rd., Suite E, Columbia, South Carolina 29201, and if to the holder of this Warrant, to the holder at the address of the holder previously provided in writing to the Company. The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed hereto.

Dated: DECEMBER 17, 2003

                                  INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
(CORPORATE SEAL)

                                             By: /s/ George E. Mendenhall
                                                 -------------------------------
                                             Its: Chief Executive Officer

ATTEST:

Secretary

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         Stock Purchase Warrant

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                               NOTICE OF EXERCISE

         The undersigned registered holder or assignee of such registered holder of the within Warrant, hereby elects to purchase ______ shares of Common Stock of the Company, which the undersigned is entitled to purchase under the terms of the within Warrant, and tenders herewith payment therefor in full. Such shares shall be issued in the name of the undersigned or as otherwise specified below:

                                     (Name)

                                    (Address)

         If the shares issuable upon exercise do not constitute all shares issuable as provided in the within Warrant, a new warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder shall be issued in the name of the undersigned.

Dated:___________,___________          By:
                                                                     (Signature)

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         Stock Purchase Warrant

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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned_________________________ hereby sells, assigns, and transfers unto ________________________ (Please print or
type), whose mailing address is                   , and whose Social Security
Number or Taxpayer Identification Number, as applicable, is
                               , the right to purchase_________________________
Warrant Shares evidenced by the within Warrant, and does hereby irrevocably constitute and appoint___________________ (Please print or type) Attorney to transfer such right on the books of the Company, with full power of substitution.

Dated:___________,

                                               Assignor (Please print or type)

                                               (Signature)

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         Stock Purchase Warrant